EXHIBIT 21.1

SUBSIDIARIES – As of March 31, 2013

1.	Hillman Group Capital Trust

Organized in the State of Delaware

2.	Hillman Investment Company

Incorporated in the State of Delaware

3.	The Hillman Group, Inc.

Incorporated in the State of Delaware

a.	All Points Industries, Inc.

Incorporated in the State of Florida

b.	SunSource Integrated Services de Mexico S.A. de C.V.

Incorporated in Ciudad de Mexico, Mexico

c.	The Hillman Group Australia PTY Ltd.

Incorporated in Sydney, Australia

d.	SunSub C Inc.

Incorporated in the State of Delaware

e.	Hillman Luxembourg S.a.r.L.

Organized in Luxembourg

i.	Hillman Group GP1, LLC

Organized in the State of Delaware

ii.	Hillman Group GP2, LLC

Organized in the State of Delaware

iii.	HGC1 Financing L.P.

Organized in the Province of Alberta, Canada

iv.	HGC2 Holding L.P.

Organized in the Province of Alberta, Canada

A.	The Hillman Group Canada ULC

Organized in the Province of British Columbia, Canada

f.	Paulin Industries Inc.

Incorporated in the State of Delaware